As filed with the Securities and Exchange Commission on June 13, 2018

Registration No. 333–220331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	05-0155090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1027 Newport Avenue

Pawtucket, Rhode Island 02861

(401) 431-8697

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tarrant Sibley

Senior Vice President, Chief Legal Officer and Corporate Secretary

Hasbro, Inc.

1027 Newport Avenue

Pawtucket, Rhode Island 02861

(401) 431-8697

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael J. Zeidel, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.50 per share	3,074,190	$90.47	$278,121,969	$34,626.19

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such additional shares of common stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of the Common Stock as reported by The Nasdaq Global Select Market on June 11, 2018.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-220331) (the “Registration Statement”) is being filed by Hasbro, Inc. for the purpose of (i) registering, in addition to the debt securities originally registered, 3,074,190 shares of common stock for resale by the selling stockholder, (ii) filing a base prospectus relating to such securities, and (iii) adding additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

3,074,190 shares

Hasbro, Inc.

Common Stock

This prospectus relates to the proposed resale or other disposition from time to time of up to 3,074,190 shares of our common stock, par value $0.50 per share (“common stock”), by the selling stockholder identified in this prospectus. We are registering the offer and sale of the shares of common stock pursuant to a registration rights agreement we have entered into with the selling stockholder (the “Registration Rights Agreement”). The registration of the shares covered by this prospectus does not necessarily mean that any of the shares will be sold by the selling stockholder under this prospectus or otherwise.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholder, but will incur expenses in connection with the registration of these securities. The shares of common stock to which this prospectus relates may be offered and sold from time to time in amounts, at prices and on terms that will be determined at the time of any such offering, directly by the selling stockholder or alternatively through underwriters, broker-dealers or agents. See “Plan of Distribution” beginning on page 13 of this prospectus for more information about how the selling stockholder may sell or dispose of its shares of common stock.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “HAS.” On June 11, 2018, the last reported sale price of our common stock was $90.43 per share.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 6 of this prospectus, as well as the risk factors described under the heading “Risk Factors” in our most recent annual report on Form 10-K and each subsequent quarterly report on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See “Where You Can Find More Information” and “Incorporation by Reference” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholder named herein may from time to time sell or otherwise dispose of up to 3,074,190 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the common stock the selling stockholder may offer. In certain circumstances, we may provide one or more prospectus supplements that will contain specific information about the terms of a particular offering by the selling stockholder, including the specific amounts, prices and terms of the common stock offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus authorized by us. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such common stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Hasbro, Inc., a Rhode Island corporation, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.hasbro.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of an “automatic shelf” registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2018 Annual Meeting of Shareholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2018;

•	Current Reports on Form 8-K filed May 1, 2018 and May 21, 2018; and

•	The description of our common stock contained in Item I of our Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12 of the Exchange Act on December 20, 2010.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

1027 Newport Avenue

Pawtucket, Rhode Island 02861

Attn: Investor Relations

(401) 431-8697

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act (collectively, the “Private Securities Litigation Reform Act of 1995”). These “forward-looking statements” may relate to such matters as our business and marketing strategies, anticipated financial performance or business prospects in future periods, expected technological and product developments, the expected content of and timing for scheduled new product introductions or our expectations concerning the future acceptance of products by customers, the content and timing of planned entertainment releases including motion pictures, television and digital products; and marketing and promotional efforts, research and development activities, liquidity, and similar matters. Forward-looking statements are inherently subject to risks and uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “looking forward,” “may,” “planned,” “potential,” “should,” “will” and “would” or any variations of words with similar meanings. We note that a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed or anticipated in our forward-looking statements, including those detailed in the section of this prospectus and any accompanying prospectus supplement entitled “Risk Factors,” as well as the documents we file from time to time with the SEC, our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. You are cautioned that these forward-looking statements are only predictions and are subject to risks and uncertainties. You should carefully review these risk factors and cautionary statements. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

HASBRO, INC.

We are a global play and entertainment company committed to creating the World’s Best Play Experiences. We strive to do this through deep consumer engagement and the application of consumer insights, the use of immersive storytelling to build brands, product innovation and the development of global business reach. We apply these principles to leverage our owned and controlled brands, including Franchise Brands BABY ALIVE, MAGIC: THE GATHERING, MONOPOLY, MY LITTLE PONY, NERF, PLAY-DOH and TRANSFORMERS, as well as for our Partner Brands portfolio. From toys and games to television, movies, digital gaming and other forms of digital entertainment and a comprehensive consumer products licensing program, Hasbro fulfills the fundamental need for play and connection for children and families around the world. The Company’s wholly-owned subsidiary Hasbro Studios LLC (“Hasbro Studios”) and its film labels, Allspark Pictures and Allspark Animation, create entertainment brand-driven storytelling across mediums, including television, film and more. These elements are executed globally in alignment with our strategic plan, the brand blueprint.

Our principal executive offices are located at 1027 Newport Avenue, Pawtucket, Rhode Island 02861 and our telephone number is (401) 431-8697.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock sold from time to time under this prospectus by the selling stockholder.

RISK FACTORS

Investing in our common stock involves certain risks. You should carefully consider the following factors with respect to the securities as well as the risks incorporated by reference in this prospectus or included in any applicable prospectus supplement before making an investment decision. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are not the only ones facing us.

We cannot guarantee the timing, declaration or amount of dividends on, or repurchases of, our common stock.

The timing, declaration and amount of future dividends to stockholders or repurchases of our common stock is at the discretion of our Board of Directors and will depend on many factors such as our financial condition, earnings, capital requirements, any future debt service obligations, covenants under our existing or future debt agreements, industry practice, legal requirements, regulatory constraints, and other factors our Board of Directors deems relevant. Our ability to pay dividends or repurchase common stock will depend on our ongoing ability to generate cash from operations.

The trading price of our common stock may be volatile, and purchasers of our common stock could incur substantial losses.

The market price of our common stock may be subject to significant fluctuations in response to actual or anticipated variations in our operating results or other factors beyond our control. In addition, the securities markets have from time to time experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general market, economic and political conditions, such as recessions, loss of investor confidence or interest rate changes, may negatively affect the market price of our common stock.

If any of the foregoing occurs, it could cause our stock price to fall and may result in purchasers of our common stock losing some or all of the value of their investment in our common stock.

If securities analysts do not publish research or reports about our business, or if they issue unfavorable commentary or negative recommendations with respect to our common stock, the price of our common stock could decline.

The trading market for our common stock is influenced by the research and reports that equity research and other securities analysts publish about us, our business and our industry. We do not have control over these analysts. Analysts could issue negative recommendations with respect to our common stock or publish other unfavorable commentary or cease publishing reports about us, our business or our industry. If one or more of these analysts cease coverage of us, we could lose visibility in the market. As a result of one or more of these factors, the market price of our common stock could decline rapidly and our common stock trading volume could be adversely affected.

Shares eligible for future sale may adversely affect our common stock price.

Sales of our common stock by us or our stockholders, including pursuant to this prospectus, or future sales of our securities in the public or private market, or the perception that these sales may occur, could cause the market price of our common stock to decline. Any transaction involving newly issued common stock could also result in dilution, possibly substantial, to existing stockholders. A decline in the market price of our common stock or the perception of future sales may make it more difficult for us to raise capital through the sale of equity or equity-related securities in the future at a time and price favorable to us.

Certain provisions of our restated articles of incorporation and amended and restated bylaws and Rhode Island law may discourage a takeover of our company.

Our restated articles of incorporation and amended and restated bylaws contain certain provisions that may discourage, delay, or prevent a change in our management or control over us. For example, our restated articles of incorporation and amended and restated bylaws, collectively:

•	Provide that a director may be removed only for cause by a majority vote of directors then in office or a majority of the outstanding shares entitled to vote on the election of that director;

•	Place limits on the calling of shareholder meetings;

•	A number of extraordinary corporate transactions, such as a merger, consolidation or sale of all or substantially all assets, must be approved by at least 80% of the shares then entitled to vote; and

•	Establish advance notice requirements for nominations of candidates for elections as directors or to bring other business before an annual meeting of our stockholders.

These provisions could discourage potential acquisition proposals and could delay or prevent a change in control, even though a majority of stockholders may consider such proposal, if effected, desirable. Such provisions could also make it more difficult for third parties to remove and replace the members of our Board of Directors. Moreover, these provisions may inhibit increases in the trading price of our common stock that may result from takeover attempts or speculation.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and, therefore, is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated articles of incorporation, as amended, our amended and restated bylaws, as amended, and applicable provisions of Rhode Island corporate law. You should read our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 600,000,000 shares of common stock and 5,000,000 shares of preference stock. As of June 8, 2018, 124,934,363 shares of common stock were outstanding and no shares of preference stock were outstanding.

Common Stock

Voting Rights.

The holders of the common stock are entitled to voting rights for the election of directors and for other purposes, subject to any voting rights which may in the future be granted to subsequently created series of preference stock. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by shareholders of the Company.

Dividend Rights.

The holders of outstanding shares of the common stock are entitled to receive dividends when and if declared by our Board of Directors out of any funds legally available.

Liquidation Rights.

Subject to the prior rights of creditors and the holders of any outstanding shares of preference stock, the holders of the common stock are entitled to share ratably in our remaining assets in the event of liquidation, dissolution or winding up of the Company.

Other Provisions.

The common stock is fully paid and is not liable to any calls or assessments and is not convertible into any other securities. There are no redemption or sinking fund provisions applicable to the common stock, and there are no preemptive rights held by holders of the common stock.

Transfer Agent and Registrar.

Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Preference Stock

Our Board of Directors has the authority to issue up to 5,000,000 shares of preference stock in one or more series and to fix the serial designation of the series, the number of authorized shares of the series, dividend rates and terms, convertibility features, redemption rates and prices, liquidation preferences, voting rights and any other rights, limitations and qualifications applicable to each series of preference stock. The authorized shares of our preference stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preference stock, our Board of Directors may determine not to seek stockholder approval.

Provisions of Our Restated Articles of Incorporation and Amended and Restated Bylaws and Rhode Island Law That May Have Anti-Takeover Effects

The provisions of our restated articles of incorporation summarized in the following paragraphs could have an impact on potential transactions involving a change in control of the Company or other extraordinary transaction. These provisions are intended to serve the best interests of the Company and its shareholders. They may, however, delay, defer or prevent a tender offer or other transaction that a shareholder might consider to be in his or her best interest.

Removal of Directors.

Our restated articles of incorporation and amended and restated bylaws provide that, except as required by law, a director may be removed only for cause by a vote of at least a majority in number of our entire Board of Directors or by a vote of at least a majority of the outstanding shares entitled to vote on the election of that director. If an Interested Person, as defined below, exists, our restated articles of incorporation and amended and restated bylaws provide that such removal must be approved by (1) at least a majority in number of our entire Board of Directors, including a majority of the Continuing Directors, as defined below, or (2) by the holders of at least 80% of the outstanding shares then entitled to vote on the election of that director, including the holders of a majority of the outstanding shares then entitled to vote on the election of that director that are not beneficially owned or controlled, directly or indirectly, by any Interested Person.

No Action By Written Consent.

Our restated articles of incorporation and amended and restated bylaws provide that any action required or permitted to be taken by our shareholders may be effected only at an annual or special meeting of shareholders, or by the unanimous written consent of shareholders.

Amendments to the Articles of Incorporation and Bylaws.

Certain provisions of the restated articles of incorporation (such as those providing for approvals of extraordinary transactions when an Interested Person exists and those governing the calling of shareholder meetings and action by shareholder written consent) require a vote of 66 2/3% of our outstanding shares to be amended (80% of the outstanding shares if an Interested Person exists).

The amended and restated bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the Board of Directors without shareholder approval. The shareholders of the Company may adopt, amend or repeal the bylaws upon the vote of at least 66 2/3% of the outstanding shares, provided that such vote must be approved by at least 80% of the outstanding shares if there is an Interested Person.

Business Combinations.

In order to approve a number of extraordinary corporate transactions, such as a merger, consolidation or sale of all or substantially all assets, with an Interested Person, as defined below, our restated articles of incorporation and amended and restated bylaws require:

•	an 80% vote of all outstanding shares entitled to vote, including a majority vote of all disinterested shareholders;

•	the approval of a majority of the entire Board of Directors, including the affirmative vote of a majority of the “Continuing Directors,” as defined in our restated articles of incorporation; and

•	the satisfaction of procedural requirements, which are intended to assure that shareholders are treated fairly under the circumstances.

“Interested Person,” as used in the preceding paragraph means:

•	any person together with its “Affiliates” and “Associates,” as defined in the Exchange Act, and any person acting in concert therewith who is the beneficial owner, directly or indirectly, of 10% or more of the votes held by the holders of the securities generally entitled to vote for directors (the “Voting Stock”),

•	any Affiliate or Associate of an Interested Person, including without limitation, a Person acting in concert therewith,

•	any person that at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the votes held by the holders of shares of Voting Stock, or

•	an assignee of, or successor to, any shares of Voting Stock which were at any time within the two year period prior to the date in question beneficially owned by any Interested Person, if such assignment or succession occurred in a transaction or series of transactions not involving a public offering as defined by the Securities Act.

This definition of an Interested Person is subject to certain exceptions as contained within our restated articles of incorporation.

The 80% vote will not be required and, in accordance with the Rhode Island Business Corporation Act, only a majority vote of shareholders will generally be required if this type of a transaction is approved by a majority of the entire Board of Directors, including the affirmative vote of at least two-thirds of the Continuing Directors.

SELLING STOCKHOLDER

Up to 3,074,190 shares of our common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholder. Unless the context otherwise requires, when we refer to the “selling stockholder” in this prospectus, we mean the stockholder specifically identified in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer. In connection with the consummation of our acquisition of several entertainment brands from the selling stockholder identified below on June 12, 2018, we issued 3,074,190 shares of our common stock (the “Shares”) to the selling stockholder and entered into the Registration Rights Agreement with the selling stockholder pursuant to which we agreed to register the resale of the Shares. Pursuant to the Registration Rights Agreement, among other things, (i) we are obligated to keep the registration statement of which this prospectus forms a part, or another registration statement covering the Shares, effective for so long as there are registrable securities outstanding as set forth in the Registration Rights Agreement, subject to customary blackout periods, (ii) the selling stockholder is entitled to demand up to three underwritten offerings (and up to two in any twelve-month period), to the extent any such offering is for Shares with an aggregate market value of at least $50.0 million or such offering represents all of the remaining registrable securities held by the selling stockholder, subject to customary exceptions and conditions, and (iii) the selling stockholder is entitled to certain “piggy-back” registration rights with respect to registrations of common stock initiated by the Company or another stockholder other than the selling stockholder, including in connection with an underwritten primary or secondary offering, subject to customary exceptions and conditions. Each of the Company and the selling stockholder has agreed to indemnify the other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement. The shares offered by this prospectus may be offered from time to time by the selling stockholder listed below or its pledgees, donees, transferees or other successors-in-interest. See “Plan of Distribution” beginning on page 13 of this prospectus for more information. Any pledgee, donee, transferee or successor-in-interest that intends to offer to sell shares through this prospectus will be named in a prospectus supplement, if required.

The selling stockholder is not obligated to sell any of the shares of common stock offered by this prospectus and reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares indicated. The selling stockholder is not making any representation that any shares covered by this prospectus will or will not be offered for sale.

The information presented regarding the selling stockholder is based upon representations made to us by the selling stockholder. The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock offered by this prospectus in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholder provided the information set forth in the table below. Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, if required.

	Shares Beneficially Owned Before the Offering(1)		Maximum Number of Shares Offered	Shares Beneficially Owned After the Offering Assuming All Shares Registered are Sold(1)(2)
Name	Number	Percent(3)		Number	Percent(3)
Saban Properties LLC(4)	3,074,190	2.46%	3,074,190	0	0

(1)	In accordance with Rule 13d-3 of the Exchange Act, includes any shares over which the selling stockholder has sole or shared voting or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of June 12, 2018 through the exercise of options or other rights.
(2)	Assumes that all of the shares of common stock registered by the selling stockholder have been sold and that the selling stockholder does not acquire beneficial ownership of any additional shares of common stock.

(3)	Based on 124,934,363 shares of our common stock issued and outstanding as of June 8, 2018.
(4)	Saban Properties LLC, a Delaware limited liability company (“Saban Properties”), HSAC Investments LP, a Delaware limited partnership (“HSAC”), Saban Capital Group, Inc., a Delaware corporation (“SCG”), SCG Investment Holdings, Inc., a Delaware corporation (“SCG Investments”), Alpha Family Trust, a grantor trust established under the laws of the State of California (the “Trust”), Cheryl Saban and Haim Saban may be deemed to be the beneficial owners of the shares of common stock. Mr. and Mrs. Saban share voting and dispositive power over the shares of common stock held by Saban Properties as a result of being the co-trustees of the Trust, which is the sole stockholder of SCG Investments, which is the sole stockholder of SCG, which is the general partner of HSAC, which controls Saban Properties. The business address of the selling stockholder is 10100 Santa Monica Boulevard, 26th Floor, Los Angeles, California 90067.

PLAN OF DISTRIBUTION

General

This prospectus relates to the offer and sale, from time to time, of shares of our common stock by the selling stockholder. We are registering the resale of shares of our common stock to provide the selling stockholder with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholder pursuant to this prospectus or at all. Under the Registration Rights Agreement, we are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

The selling stockholder may, from time to time, offer the shares of our common stock offered in this prospectus in one or more transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or prices subject to change or at negotiated prices, by one or more of the following methods in addition to any other method permitted under this prospectus:

•	on The Nasdaq Global Select Market or other national securities exchange or quotation system on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in an underwritten offering;

•	an ordinary brokerage transaction or a transaction in which the broker solicits purchasers;

•	a block trade in which the broker-dealer may attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	through distribution to its members, partners or stockholders, as applicable;

•	through the writing of options on the shares (whether such options are listed on an options exchange or otherwise);

•	through short sale transactions following which the shares are delivered to close out the short positions; or

•	through a combination of any of the above methods of sale, or any other method permitted by law.

In addition, the selling stockholder may sell its shares of common stock in reliance on Rule 144 under the Securities Act or any other available exemption from required registration under the Securities Act rather than pursuant to this prospectus, provided they meet the criteria and conform to the requirements of such exemption.

The selling stockholder may effect such transactions by selling the shares of our common stock offered in this prospectus to or through broker-dealers or through other agents, including electronic trading platforms or similar services, and such broker-dealers or agents may receive compensation in the form of commissions or fees from the selling stockholder and/or the purchasers of shares for whom they may act as agent.

The selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives or hedges, the third parties may sell shares covered by this prospectus (as amended or supplemented, as required), including in short sale transactions. If so, the third party may use shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of shares, and may use shares received from the selling stockholder in settlement of those derivatives or hedges to close out any related open borrowings of shares. The third party in such transactions will be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and will be identified in a prospectus supplement or post-effective amendment.

The selling stockholders may effect such transactions by selling the shares covered by this prospectus directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire shares for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the shares covered by this prospectus for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.

The selling stockholder and any agents or broker-dealers that participate with the selling stockholder or third parties to derivative transactions in the sale of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such agents or broker-dealers and any profit on the sale of registered shares by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholder may pledge or grant a security interest in some or all of the shares of our common stock covered by this prospectus owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares from time to time under this prospectus or prospectus supplement, as applicable.

In the event of a “distribution” of the shares of our common stock offered in this prospectus, the selling stockholder, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. In addition, Regulation M under the Exchange Act may also restrict the ability of any person engaged in a “distribution” of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. At a time a particular offering of shares of our common stock is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of shares of our common stock being offered, the terms of the offering, the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any other required information.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock covered by this prospectus may be sold only through registered or licensed brokers or dealers or, if required, an exemption from issuer-dealer registration is perfected. In addition, in certain states, shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification requirement is available and the sale conforms to the requirements of such exemption.

Indemnification

We and the selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling stockholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Tarrant Sibley, Senior Vice President, Chief Legal Officer and Corporate Secretary of the Company, will provide opinions regarding the authorization and validity of the securities. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and schedule II of Hasbro, Inc. and its subsidiaries as of December 31, 2017 and December 25, 2016, and for each of the fiscal years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Hasbro, Inc.

Common Stock

PROSPECTUS

June 13, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the securities being registered hereby, other than underwriting discounts and commissions. We will bear all such fees and expenses. All amounts shown are estimates other than the SEC registration fee.

SEC registration fee	$34,626
Accounting services	40,000
Legal fees of registrant’s counsel	100,000
Transfer agent fees and expenses	5,000
Miscellaneous	50,000
Total	$229,626

Item 15. Indemnification of Directors and Officers.

The Registrant is incorporated in Rhode Island. Under Section 7-1.2-814 of the Rhode Island Business Corporation Act (“RIBCA”), a Rhode Island corporation has the power, under specified circumstances, to indemnify any individual made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was an officer or director if:

•	he or she conducted himself or herself in good faith,

•	he or she reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her actions were in the corporation’s best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests,

•	in criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful, or

•	he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The foregoing statement is subject to the detailed provisions of 7-1.2-814 of the RIBCA.

Article X of the amended and restated bylaws of the Registrant provides that the Registrant shall indemnify its directors and officers to the full extent permitted by Section 7-1.2-814 of the RIBCA, as the same may be amended from time to time.

Section 7-1.2-202 of the RIBCA provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that the provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its shareholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 7-1.2-811 of the RIBCA, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock, or

•	for any transaction from which the director derived an improper personal benefit, unless said transaction is permitted by Section 7-1.2-807 of the RIBCA, which relates to director conflicts of interest.

No provision eliminating or limiting the personal liability of a director will be effective with respect to causes of action arising prior to the inclusion of the provision in the articles of incorporation of the corporation.

Article Thirteenth of the Registrant’s restated articles of incorporation contains such a provision.

Section 7-1.2-814(i) of the RIBCA empowers a Rhode Island corporation to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him or her and incurred by him or her in any corporate capacity or arising out of his or her status as a director, officer, employee, or agent of the corporation, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of such section. The Registrant has a directors and officers liability insurance policy.

The Registrant has entered into an indemnification agreement with each of its directors, whereby the Registrant has agreed to indemnify each such director for amounts which the director is legally obligated to pay, including judgments, settlements or fines, including certain related expenses to be advanced by the Registrant, due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or other act or omission by a director in his capacity as a director. This indemnification excludes claims:

•	covered by the Registrant’s directors and officers liability insurance policy,

•	for which the director is otherwise indemnified or reimbursed,

•	relating to certain judgments or adjudications under which the director is liable for breaches of duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or involving knowing violations of law,

•	for actions or certain transactions from which the director derives an improper personal benefit,

•	relating to the director’s liability for accounting for profits under Section 16 of the Exchange Act,

•	in respect of remuneration, if found unlawful, and

•	as to which a final and non-appealable judgment has determined that payment to the director thereunder is unlawful.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pawtucket, State of Rhode Island, on June 13, 2018.

HASBRO, INC.

By:	/s/ Deborah M. Thomas

Name:	Deborah M. Thomas
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian D. Goldner Brian D. Goldner	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 13, 2018

/s/ Deborah M. Thomas Deborah M. Thomas	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2018

/s/ Kenneth A. Bronfin Kenneth A. Bronfin	Director	June 13, 2018

/s/ Michael R. Burns Michael R. Burns	Director	June 13, 2018

/s/ Hope F. Cochran Hope F. Cochran	Director	June 13, 2018

/s/ Sir Crispin H. Davis Sir Crispin H. Davis	Director	June 13, 2018

/s/ Lisa Gersh Lisa Gersh	Director	June 13, 2018

/s/ Alan G. Hassenfeld Alan G. Hassenfeld	Director	June 13, 2018

/s/ Tracy A. Leinbach Tracy A. Leinbach	Director	June 13, 2018

/s/ Edward M. Philip Edward M. Philip	Director	June 13, 2018

Signature	Title	Date

/s/ Richard S. Stoddart Richard S. Stoddart	Director	June 13, 2018

/s/ Mary Beth West Mary Beth West	Director	June 13, 2018

/s/ Linda K. Zecher Linda K. Zecher	Director	June 13, 2018

EXHIBIT INDEX

Exhibit No.	Description

4.1	(a) Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 2, 2000)

(b) Amendment to Articles of Incorporation, dated June 28, 2000 (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 2, 2000)

(c) Amendment to Articles of Incorporation, dated May 19, 2003 (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 29, 2003)

(d) Certificate of Designations of Series C Junior Participating Preference Stock of Hasbro, Inc. dated June 29, 1999. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 2, 2000, File No. 1-6682.)

(e) Certificate of Vote(s) authorizing a decrease of class or series of any class of shares. (Incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 2, 2000, File No. 1-6682.)

4.2	(a) Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3(d) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 1-6682)

(b) Amendment to Amended and Restated Bylaws of the Registrant, as amended. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 6, 2014, File No. 1-6682)

(c) Amendment to Amended and Restated Bylaws of the Registrant, as amended. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated October 5, 2015, File No. 1-6682)

(d) Amendment to Amended and Restated Bylaws of the Registrant, as amended. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated December 10, 2015, File No. 1-6682)

4.3	Indenture, dated as of July 17, 1998, by and between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to Citibank, N.A. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated July 14, 1998, File No. 1-6682)

4.4	Indenture, dated as of March 15, 2000, by and between the Registrant and The Bank of New York Mellon Trust Company, National Association as successor trustee to The Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4(b)(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 1999)

4.5	First Supplemental Indenture, dated as of September 17, 2007, between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to the Bank of Nova Scotia Trust Company of New York. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed September 17, 2007, File No. 1-6682)

4.6	Second Supplemental Indenture, dated as of May 13, 2009, between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to the Bank of Nova Scotia Trust Company of New York. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed May 13, 2009, File No. 1-6682)

4.7	Third Supplemental Indenture, dated as of March 11, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to the Bank of Nova Scotia Trust Company of New York. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed March 11, 2010, File No. 1-6682)

Exhibit No.	Description

4.8	Fourth Supplemental Indenture, dated as of May 13, 2014, between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to the Bank of Nova Scotia Trust Company of New York. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed May 13, 2014, File No. 1-6682.)

4.9	Fifth Supplemental Indenture, dated September 13, 2017, between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to the Bank of Nova Scotia Trust Company of New York. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed September 13, 2017, File No. 1-6682)

5.1	Opinion of Tarrant Sibley, Esq.

12	Calculation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP, independent registered public accounting firm for the Registrant

23.2	Consent of Tarrant Sibley, Esq. (included in Exhibit 5.1)